                                                    Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ----------------

                             UTILICORP UNITED INC.
            (Exact name of Registrant as specified in its charter)

                     Delaware                   44-0541877
         (State or other jurisdiction of     (I.R.S. Employer
          incorporation or organization)   Identification No.)

            20 West Ninth Street, Kansas City, Missouri  64105-1711
   (Address, including zip code, of Registrant's principal executive offices)

          UTILICORP UNITED INC. EMPLOYEE STOCK OPTION PLAN AS AMENDED
                           (FULL TITLE OF THE PLAN)

                               ----------------

                             Richard C. Green, Jr
                             UtiliCorp United Inc.
                             20 West Ninth Street
                       Kansas City, Missouri  64105-1711
                                (816) 421-6600
            (Name, address, telephone number, of agent for service)

                                  Copies to:

                            Dennis P. Wilbert, Esq.
                      Blackwell Sanders Peper Martin LLP
                         2300 Main Street, Suite 1100
                         Kansas City, Missouri  64108
                                (816) 983-6800

                               ----------------

                        CALCULATION OF REGISTRATION FEE

                                Amount       Proposed Maximum    Proposed Maximum       Amount of
Title of Securities to be       to be         Offering Price        Aggregate         Registration
     Registered              Registered*         Per Share        Offering Price           Fee
-----------------------------------------------------------------------------------------------------
Common Stock, par value
$1 per share..............565,000 shares(1)      $36.50(1)         $20,622,500(1)       $5,734(1)

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(1) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the aggregate offering price and the amount of the registration fee is computed based on the price of $36.50 per share, the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on
    October 26, 1998, and assuming that 565,000 shares is the maximum number of the Registrant's securities issuable under the Plan that are covered by the Registration Statement.

     The contents of UtiliCorp United Inc.'s Registration Statement No. 33-45074 are incorporated herein by reference.

                                  SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on October 28, 1998.

                                  UTILICORP UNITED INC.


                                  By:  /s/ Dale J. Wolf
                                      -------------------------------------
                                      Dale J. Wolf
                                      Vice President-Finance, Treasurer
                                         and Corporate Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

          Signature                Title                            Date
          ---------                -----                            ----
RICHARD C. GREEN, JR.*     Chairman of the Board                 October 28, 1998
-----------------------    and Chief Executive Officer
Richard C. Green Jr.       (Principal Executive Officer)
                           and Director

/s/ Dale J. Wolf           Vice President, Finance, Treasurer    October 28, 1998
-----------------------    and Corporate Secretary (Principal
Dale J. Wolf               Financial Officer)

JAMES S. BROOK*            Vice President, Controller and        October 28, 1998
-----------------------    Chief Accounting Officer
James S. Brook             (Principal Accounting Officer)


RICHARD C. GREEN, JR*                                            October 28, 1998

IRVINE O. HOCKADAY, JR*                                          October 28, 1998

JOHN R. BAKER*                                                   October 28, 1998

HERMAN CAIN*                                                     October 28, 1998

ROBERT K. GREEN*           The Board of Directors                October 28, 1998

AVIS G. TUCKER*                                                  October 28, 1998

ROBERT F. JACKSON, JR.*                                          October 28, 1998

L. PATTON KLINE*                                                 October 28, 1998

STANLEY O. IKENBERRY*                                            October 28, 1998


*By: /s/ Dale J. Wolf          As attorney-in-fact for the above-named
    ---------------------      officers and directors pursuant to powers
     Dale J. Wolf              of attorney duly executed by such persons

                                      II-2

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                               INDEX TO EXHIBITS

*4(a)(1) By-laws of the Company as amended. (Exhibit 3(a)(1) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.)

*4(a)(2) Certificate of Incorporation of the Company. (Exhibit 4(a)(1) to the Company's Annual Report on Form 10-K for the year ended December 31, 1991).

*4(a)(3) Certificate of Amendment to Certificate of Incorporation of the Company. (Exhibit 4(a)(1) to Registration Statement No. 33-16990, filed September 3, 1987.)

*4(a)(4) Certificate of Amendment to Certificate of Incorporation of the Company. (Exhibit 4(a)(5) to Registration Statement No. 33-50260, filed July 31, 1992.)

*4(a)(5) Certificate of Amendment of Certificate of Incorporation dated May 12, 1998. (Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998.)

*4(b)(1) Indenture, dated as of November 1, 1990, between the Company and The First National Bank of Chicago, Trustee. (Exhibit 4(a) to the Company's Current Report on Form 8-K, dated November 30, 1990.)

*4(b)(2) First Supplemental Indenture, dated as of November 27, 1990 (Exhibit 4(b) to the Company's Current Report on Form 8-K, dated November 30, 1990.)

*4(b)(3) Second Supplemental Indenture, dated as of November 15, 1991. (Exhibit 4(a) to the Company's Current Report on Form 8-K, dated December 19, 1991.)

*4(b)(4) Third Supplemental Indenture, dated as of January 15, 1992. (Exhibit 4(c)(4) to the Company's Annual Report on Form 10-K for the year ended December 31, 1991.)

*4(b)(5) Fourth Supplemental Indenture, dated as of February 24, 1993. (Exhibit 4(c)(5) to the Company's Annual Report on Form 10-K for the year ended December 31, 1992.)

*4(b)(6) Fifth Supplemental Indenture, dated as of April 1, 1993. (Exhibit 4(c)(6) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993.)

*4(b)(7) Sixth Supplemental Indenture, dated as of November 1, 1994. (Exhibit 4(d)(7) to the Company's Registration Statement on Form S-3 No. 33-57167, filed January 4, 1995.)

*4(b)(8) Seventh Supplemental Indenture, dated as of June 1, 1995. (Exhibit 4 to the Company's Form 10-Q for the period ended June 30, 1995.)

*4(b)(9) Eighth Supplemental Indenture, dated as of October 1, 1996. (Exhibit 4(d)(9) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.)

*4(b)(10) Ninth Supplemental Indenture, dated as of September 1, 1997
          (Exhibit 4 to the Company's quarterly report on Form 10-Q for the period ended September 30, 1997.)

*4(c) Twentieth Supplemental Indenture, dated as of May 26, 1989, Supplement to Indenture of Mortgage and Deed of Trust, dated July 1, 1951. (Exhibit 4(d) to Registration Statement No.
          33-45382, filed January 30, 1992.)

          Long-Term debt instruments of the Company in amounts not exceeding 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis will be funished to the Commission upon request.

*4(d)(1) Indenture, dated as of June 1, 1995, Junior Subordinated Debentures. (Exhibit 4(d)(1) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.)

*4(d)(2) First Supplemental Indenture, dated as of June 1, 1995, Supplement to Indenture dated June 1, 1995. (Exhibit 4(d)(2) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.)

*4(e) Form of Rights Agreement between UtiliCorp United Inc. and First Chicago Trust Company of New York, as Rights Agent. (Exhibit 4 to the Company's Form 10-Q for the period ended September 30, 1996.)

 5        -Opinion of Blackwell Sanders Peper Martin LLP

 23(a)    -Consent of Arthur Andersen LLP

 23(b)    -Consent of Blackwell Sanders Peper Martin LLP (included in opinion filed as Exhibit 5).

 24       -Powers of Attorney executed by certain officers and the
           Board of Directors of the Company.

________________
* Exhibits marked with an asterisk are incorporated by reference as indicated pursuant to Rule 411(c).